Exhibit 10.2

FIRST AMENDMENT
TO THE
FIRST NATIONAL BANK OF PULASKI
AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN PARTICIPATION AGREEMENT
DATED JANUARY 16, 2007
FOR
[_______________]

        THIS FIRST AMENDMENT is entered into this 15th day of June, 2010, by and between FIRST NATIONAL BANK OF PULASKI (the "Bank"), a federally-chartered commercial bank located in Pulaski, Tennessee, and [_______________] (the "Participant").

       WHEREAS, the Bank and the Participant executed the Amended and Restated Directors' Deferred Compensation Plan Participation Agreement on January 16, 2007 (the "Agreement"); and

        WHEREAS, the parties now desire to amend the Agreement for the purpose of modifying Participant deferrals and changing the Normal Retirement Benefit amount;

         NOW, THEREFORE, it is agreed by and between the Bank and the Participant as follows:

        Recital D. of the Agreement shall be amended and replaced as follows:

D.  The Participant shall defer [_______________] ([$________]) of fees per month through December 31, 2010. Commencing on January 1, 2011, the Participant may elect to defer Fees according to Section 2.4a of the First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan dated January 16, 2007, as further amended.

        Recital E. of the Agreement shall be amended and replaced as follows:

E.  The monthly Normal Retirement Benefit in Section 3.1.1 of the Plan shall be [_______________] ($[________]) plus a monthly amount determined by annuitizing the Elected Deferral Account Balance determined as of Normal Retirement Age using the crediting rate in Section 2.6(b)(ii).

        Recital F. of the Agreement shall be amended and replaced as follows:

F.  The monthly Early Termination Benefit in Section 3.2.1 of the Plan shall be [_______________] ($[_______]) plus a monthly amount determined by annuitizing the Elected Deferral Account Balance determined as of Normal Retirement Age using the crediting rate in Section 2.6(b)(ii).

        Recital G of the Agreement shall be added to the Plan immediately following Recital F:

G. The monthly Disability Benefit in Section 3.3.1 of the Plan shall be [_______________] ($[_______]) plus a monthly amount determined by annuitizing the Elected Deferral Account Balance determined as of Normal Retirement Age using the crediting rate in Section 2.6(b)(ii).

        Recital H of the Agreement shall be added to the Plan immediately following Recital G:

H. The monthly Death During Active Service in Section 4.1.1 of the Plan shall be the greater of (A) [_______________] ($[_______]) plus a monthly amount determined by annuitizing the Elected Deferral Account Balance determined as of Normal Retirement Age using the crediting rate in Section 2.6(b)(ii) or (B) [_______________] ($[_______]).

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date indicated above.

PARTICIPANT:                                                                  BANK:

                                                                                              FIRST NATIONAL BANK OF PULASKI

________________________________                              By ______________________________________
                                                                                              Title ____________________________________